U.S. Securities and Exchange Commission

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) October 21, 2014

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Commission File No. 000-54359

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In Media Corporation

(Name of small business issuer as specified in its charter)

Nevada	20-8644177
State of Incorporation	IRS Employer Identification No.

4920 El Camino Real, Suite 100, Los Altos, CA  94022

(Address of principal executive offices)

 408-786-5489

(Issuer’s telephone number)

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Notice of Change of Directors

On October 21, 2014, Fred Wilson resigned as a member of the Board of Directors.

On October 22, 2014, Nitin Karnik resigned as an executive officer and as a member of the Board of Directors and Fred Wilson resigned as a member of the Board of Directors.

On October 21, 2014, Howard J. Hayes and Michael Harper were appointed to serve as members of our Board of Directors to serve until the next annual meeting, his earlier resignation or death.  Their biographies are as follows:

Howard J. Hayes. Mr.  Hayes, since May 2012, has been the President and Chief Executive Officer of Hip Appeal, Inc., a California Corporation. Hip Appeal is in the business of Manufacturing, Designing, Selling, Promoting and the Marketing of a women’s apparel line; mainly consisting of a Hip Wrap Fanny Packs, Bikinis, Hats, Clothing and Apparel and Hip Wrap Pool Wraps all with hidden pockets. In addition, since July 2006 has been the founder and Chief Operating Officer of White Brilliance, Inc., an entity that markets a home professional teeth whitening device. Mr. Hayes is also an executive with Go Light Med Systems, LLC. Prior to 2007, Mr. Hayes was a Senior Loan Officer with The Sterling Group financial Group and Equity Plus financial. Mr. Hayes earned a San Diego State Bachelor of Science degree at San Diego State University-California State University.

Michael Harper.  Mr. Harper is the Chief Operating Officer of Hip Appeal, Inc., a California Corporation since September 2012. Hip Appeal is in the business of Manufacturing, Designing, Selling, Promoting and the Marketing of a women’s apparel line; mainly consisting of a Hip Wrap Fanny Packs, Bikinis, Hats, Clothing and Apparel and Hip Wrap Pool Wraps all with hidden pockets.  From 2009 to 2012 Mr. Harper was a sales consultant for Load Spring Solutions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished herewith:

Exhibit
Number	Description
99.1	Fred Wilson resignation
99.2	Nick Karnick resignation

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant Date: October 23, 2014	In Media Corporation By: /s/ Howard J. Hayes
Howard J. Hayes
Director